UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2008

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective December 15, 2008, AMERIGROUP Corporation (the "Company") entered into the Fifth Amendment (the "Amendment") to Credit and Guaranty Agreement by and among the Company, certain subsidiaries of the Company as guarantors, the Lenders party thereto, and Wachovia Capital Markets, LLC, as Joint Lead Arranger and Joint Bookrunner, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner and as Syndication Agent, and Wachovia Bank National Association, as Administrative Agent. The Amendment amends that certain Credit and Guaranty Agreement dated as of March 26, 2007 (as amended, the "Credit Agreement") by and among the foregoing parties. Capitalized terms not otherwise defined in this Current Report on Form 8-K shall have the meaning provided in the Credit Agreement

The Amendment provides, in material part, that:

• at any time and from time to time before December 31, 2009, the Company may repurchase and cancel outstanding Term Loans under the Credit Agreement, at prices to be agreed upon between the Company and Lenders through a modified Dutch Auction procedure and subject to such other terms and conditions described in the Amendment;

• the amount of permitted Restricted Junior Payments is increased from $15 million plus 50% of previous year Borrower Net Income to $20 million plus 50% of previous year Borrower Net Income and the amount of the Judgment and any related charges will be excluded from the calculation of Borrower Net Income for the purposes of determining the permitted Restricted Junior Payments;

• in addition to repurchases permitted as Restricted Junior Payments, the Company may repurchase up to an additional $50 million of its 2.0% Convertible Senior Notes due May 15, 2012 (the "Convertible Senior Notes") and warrants related thereto during the six months following the effective date of the Amendment;

• the amount of Permitted Acquisitions is increased from up to $25 million per year and $75 million over the term of the Credit Agreement to up to $40 million per year and $100 million over the term of the Credit Agreement from and after the effective date of the Amendment; and

• the Company may obtain secured letters of credit in an amount not to exceed $30 million from sources other than the Credit Agreement.

The Amendment also makes certain technical and conforming changes to the terms of the Credit Agreement. All other provisions of the Credit Agreement remain in full force and effect unless expressly amended or modified pursuant to the Amendment.

With the additional flexibility under the Credit Agreement created by the Amendment, the Company may from time to time seek to repurchase its outstanding Convertible Senior Notes and warrants related thereto, Term Loans and/or shares of its common stock in open market purchases, privately negotiated transactions or otherwise, as applicable. Such repurchases, if any, will depend on prevailing market conditions, the Company's liquidity requirements, contractual restrictions, proper corporate approvals and other factors.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Amendment. The above description is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

December 16, 2008	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to the Credit and Guaranty Agreement dated as of December 15, 2008